UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                          Date of Report: April 7, 2005

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                                    a21, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                         (State or other jurisdiction of
                         incorporation or organization)

       333-68213                                         74-2896910
(Commission File Number)                    (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida              32256
         (Address of Principal                           (Zip Code)
          Executive Offices)

Registrant's telephone number, including areas code:  (904) 565-0066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement

      a21, Inc. (OTCBB: ATWO), a Texas corporation (the "Company"), announced today that Jose Perez, the Company's Vice President of Finance and the Vice President Finance and Human Resources of SuperStock, Inc., the Company's wholly owned subsidiary ("SuperStock"), resigned effective as of April 7, 2005 (the "Resignation Date"). Mr. Perez has agreed to remain with the Company through Friday, May 13, 2005 in order to assist the Company in filing its quarterly report for the quarter ended March 31, 2005 and to finalize current projects on which he is working. The Company has undertaken a search for a new principal financial officer.

      On March 1, 2004, the Company and Mr. Perez entered into an employment agreement in connection with him becoming the Company's Vice President of Finance and the Vice President Finance and Human Resources of SuperStock. This employment agreement terminated as of the Resignation Date.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      The information contained in paragraph 1 of Item 1.02 of this current report on Form 8-K is incorporated herein by reference.


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

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        a21, Inc.


                                        By: /s/ Thomas V. Butta
                                            ------------------------------------
                                            Thomas V. Butta
                                            President

Dated: April 12, 2005


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